As filed with the Securities and Exchange Commission on August 2, 1995
                                                Registration No. 33-_____
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                            ALPINE LACE BRANDS, INC.
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Delaware                                         22-2717823
- ---------------------------------------                   ---------------------
     (State or other jurisdiction of                        (IRS Employer
     incorporation or organization)                       Identification Number)

                           ---------------------------

                                111 Dunnell Road
                           Maplewood, New Jersey 07040
                                 (201) 378-8600
- --------------------------------------------------------------------------------

                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                           ---------------------------


                                  Carl T. Wolf
                            Alpine Lace Brands, Inc.
                                111 Dunnell Road
                           Maplewood, New Jersey 07040
                                 (201) 378-8600
- --------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Robert H. Friedman, Esq.
                       Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022

                           ---------------------------



         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. |X|

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed
                                                                 Maximum               Proposed
Title of each Class of                                           Offering              Maximum                  Amount of
Securities to be                         Amount to be            Price Per             Aggregate                Registration
Registered                               Registered              Share(1)              Offering Price           Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                   310,950(2)               $8.56                $2,661,732.00                 $917.84
value, issuable upon
conversion of the
Preferred Stock
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                   20,000(3)                $6.19(4)               $123,800.00                  $42.69
value, issuable upon
exercise of Warrants
- ------------------------------------------------------------------------------------------------------------------------------------
         Total                                                                                                       $960.53
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon $8.56, the per share average of high and low sales prices of the Common Stock on the Nasdaq Stock Market on July 28, 1995.
(2)      Based upon  conversion of 45,000 shares of Preferred Stock at a rate of
         6.91 shares of Common Stock per each share of Preferred Stock.
(3) Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares that may be issued as result of anti-dilution provisions of the Warrants.
(4)      Based upon an exercise price for the Warrants of $6.19 per share.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            ALPINE LACE BRANDS, INC.



                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K
                  Showing Location in Prospectus of Information
                          Required by Items of Form S-3





        ITEM NUMBER AND HEADING IN                   CAPTION OR
     FORM S-3 REGISTRATION STATEMENT                 LOCATION IN PROSPECTUS

1.   Forepart of the Registration Statement
     and Outside Front Cover Page of Prospectus....  Forepart of the
                                                     Registration Statement;
                                                     Outside Cover Page of
                                                     Prospectus

2.   Inside Front and Outside Back Cover Pages
     of Prospectus.................................  Inside Front Cover Page of
                                                     Prospectus

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges............  The Company; Risk Factors

4.   Use of Proceeds...............................  Use of Proceeds

5.   Determination of Offering Price...............  *

6.   Dilution......................................  *

7.   Selling Security Holders......................  Selling Stockholders

8.   Plan of Distribution..........................  Plan of Distribution

9.   Description of Securities to be Registered....  *

10.  Interests of Named Experts and Counsel........  *

11.  Material Changes..............................  *

12.  Incorporation of Certain Information
     by Reference..................................  Incorporation of Certain
                                                     Documents by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities...................................  *

- ------------------
* Not applicable.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED AUGUST 2, 1995

                                   PROSPECTUS


                                 330,950 SHARES

                            ALPINE LACE BRANDS, INC.
                          Common Stock ($.01 par value)


         This Prospectus relates to the reoffer and resale by certain selling stockholders (the "Selling Stockholders") of shares (the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of Alpine Lace Brands, Inc. (the "Company") that will be issued by the Company to the Selling Stockholders upon
(i) conversion of the Company's Series A 7.50% Cumulative Convertible Preferred Stock (the "Preferred Stock") and (ii) exercise of Warrants (the "Warrants") held by certain entities who received such warrants in connection with the Company's private placement offering of the Preferred Stock consummated on March 22, 1995. The Shares are being reoffered and resold for the account of the Selling Stockholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Stockholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer acquiring the Shares from the Selling Stockholders may sell such securities in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

- --------------------------------------------------------------------------------
             AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES
           A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS
               WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                      SEE "RISK FACTORS" AT PAGE 3 HEREOF.
- --------------------------------------------------------------------------------

         The Common Stock of the Company is traded on the Nasdaq Stock Market ("Nasdaq") under the symbol "LACE." On July 28, 1995, the last sale price for the Common Stock, as reported by Nasdaq, was $8.38.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is August , 1995.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on April 9, 1987 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Alpine Lace Brands, Inc. at 111 Dunnell Road, Maplewood, New Jersey 07040, Attention: Secretary. Oral requests should be directed to such officer (telephone number (201) 378-8600).


                             ---------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                   THE COMPANY

         The Company is the leading seller of nutritional cheeses in the nation's supermarket deli cases, with a market share of over 50%. The Company develops, markets and sells nutritional (i.e., reduced salt, reduced cholesterol and reduced fat or fat free) cheeses under its own branded labels. The Company's products include a full line of products which have reduced salt, cholesterol and fat levels as compared to conventional cheeses and a line of fat free cheeses. The Company's cheeses are principally sold in supermarket deli cases under the Alpine Lace(R) brand name. The Company's part-skim milk reduced fat and low sodium swiss cheese is the number one selling brand of all swiss cheeses in supermarket deli cases and, according to a recent survey undertaken by the Company, the Alpine Lace(R) brand name is second only to Kraft(R) in unaided consumer awareness.

         The Company has utilized proprietary formulations and/or patented process technology in the development of its core products. In contrast to certain competitive cheese substitute and imitation cheese "nutritional" products, the Company's products are all made from milk. The Company's products have the look, taste, texture, feel and handling characteristics of conventional cheeses. During 1994, approximately 85% of the Company's own branded cheese sales were through supermarket deli cases and the remainder through supermarket dairy cases. The Company believes that it currently controls in excess of 50% of the nutritional cheese segment of the supermarket deli case market. The Company also trades cheese and dairy commodity products through its MCT Dairies, Inc. subsidiary.

         The Company's executive offices are located at 111 Dunnell Road, Maplewood, New Jersey 07040. The Company's telephone number at such location is
(201) 378- 8600.

         The Shares offered hereby were or will be purchased by the Selling Stockholders upon conversion of the Preferred Stock and exercise of the Warrants and will be sold for the accounts of the Selling Stockholders.

                                  RISK FACTORS

         The   securities   offered  hereby  involve  a  high  degree  of  risk.
Prospective investors should carefully consider the following risk factors before making an investment decision.

         History of Losses; Recent Restructuring. For the years ended December 31, 1994, 1993 and 1992, the Company sustained net losses of $3,122,989, $4,040,254 and $40,277, respectively. During 1994, while the Company generated pretax earnings, the Company had restructuring and write down charges aggregating $4,100,000. There can be no assurance that the Company will achieve profitability or that it will not incur further similar charges in the future.

         Default under Indebtedness. As a result of the Company's recent restructuring, it failed to meet certain covenants contained in its loan agreement with its primary lender under which it had outstanding approximately $7,000,000 of indebtedness at December 31, 1994. The lender waived those defaults at December 31, 1994 and as of February 23, 1995, the Lender amended the covenants and the Company is no longer in default.

         Dependence on Significant Customers. During 1994, the Company's largest customer accounted for approximately 6% of the Company's own-label branded cheese revenues and the ten largest customers accounted for approximately 31% of such revenues. The loss of several of the ten largest customers might have a material adverse effect on the Company's operations.

         Competition in the Deli Counter. Many food companies with substantially greater resources than those available to the Company market products for sale in the supermarket deli counter. While the Company commands a dominant share in the deli cheese segment, there can be no assurance that new competitors will not enter this segment of the deli business.

         Cheese Prices. Cheese costs represent a significant portion of the Company's cost of goods sold. The Company's profitability is impacted by the price of cheese. The Company's results are negatively impacted when the price of cheese rises while they are positively impacted when the price of cheese declines. Except for some relatively short-term price volatility, cheese prices have remained relatively stable averaging $1.285 over the past several years. The general pricing practice that the Company follows is to decrease prices when cheese falls below $1.20/lb. and to increase prices when cheese rises above $1.40/lb. Although the Company believes that the long-term prognosis for cheese prices is favorable, no assurances can be given that cheese prices will not rise.

         Dependence on Key Personnel. The Company is dependent on several key executives, the loss of any one of whom could have a material adverse impact on the operations and prospects of the Company. Employment agreements have been entered into with several of the Company's key senior managers and in addition, the Company holds a key-man life insurance policy of $5,000,000 on the life of Mr. Wolf.

         Dependence on Suppliers. The Company purchases virtually 100% of its cheese requirements from independent third party suppliers, and approximately 70% of its requirements from five suppliers. Any disruption in the operations of these suppliers may have an adverse impact on the Company. The Company has maintained strong relationships with its top five vendors since its founding in 1983 and has not experienced any problems in sourcing cheese.

         Control of the Company. Carl T. Wolf, the Company's Chairman of the Board, President and Chief Executive Officer, beneficially owns approximately 34% of the outstanding Common Stock. Since the Company's Certificate of Incorporation and By-Laws do not provide for cumulative voting rights, Mr. Wolf has significant power with respect to the election of the Board of Directors, and to control the Company's management and affairs.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Stockholders. The Company will receive the exercise price of the Warrants, if and when exercised. Such proceeds will be used by the Company for working capital purposes.

                               SELLING STOCKHOLDER

         The following table sets forth (i) the number of shares of Common Stock to be owned by each Selling Stockholder, (ii) the number of shares to be offered for resale by each Selling Stockholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Stockholder after the completion of the offering.

                                                                              Number of shares
                                                                              of Common Stock/
                                  Number of shares of        Number of          Percentage of
                                     Common Stock           Shares to be      Class to be Owned
                                  beneficially owned        Offered for       After Completion
         Name                      prior to Offering           Resale          of the Offering
- ------------------------------   ---------------------     ------------     -------------------
Whiffletree Partners L.P.           34,550(1)               34,550(1)                0

Chase Manhattan TTEE for           138,200(1)              138,200(1)                0
IBM Retirement Plan

Bankers Trust TTEE for             138,200(1)              138,200(1)                0
Chrysler Pension Plan

Wm Smith & Co.                      10,000(2)               10,000(2)                0

Gilmore & Co., Inc.                 10,000(2)               10,000(2)                0

___________________
(1) Consists of shares of Common Stock issuable upon conversion of the Preferred Stock.

(2) Consists of shares of Common Stock issuable upon exercise of the Warrants.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; neither the Company nor the Selling Stockholders have employed an underwriter for the sale of Common Stock by the Selling Stockholders. The Company will bear all expenses in connection with the preparation of this Prospectus. The Selling Stockholders will bear all expenses associated with the sale of the Shares.

         Subject to the foregoing, the Shares may be offered for the account of the Selling Stockholders from time to time in the over-the-counter market or in negotiated transactions, at fixed prices which may be changed or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Any broker-dealer acquiring Shares from the Selling Stockholders may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Stockholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended; any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the Selling Stockholders and applicable transfer taxes, are payable by the Selling Stockholders.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Alpine Lace Brands, Inc., as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been incorporated herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

SEC Registration Fee...............................               $960.53
Accounting Fees and Expenses.......................              5,500.00
Legal Fees and Expenses............................              9,000.00
Blue Sky Fees and Expenses.........................                550.00
Miscellaneous Expenses.............................                989.47
                                                               ----------
Total..............................................            $17,000.00

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The by-laws of the Company provide that the Company shall indemnify to the extent permitted by Delaware law, any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company and its predecessor.

         The  Company  also  maintains  a  $2,000,000   directors  and  officers
insurance policy.

         Section 145 of the Delaware General Corporation Law provides as follows:



                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b)     A corporation may indemnify any person who was or is a
         party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f)     The   indemnification  and  advancement  of  expenses
         provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j)     The   indemnification  and  advancement  of  expenses
         provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                       ----------- ------------ ----------

ITEM 16.          EXHIBITS.

                  EXHIBIT INDEX

EXHIBIT

          3 Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         4(a) Registration Rights Agreement dated March 21, 1995, by and among the Company and the holders designated therein, incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

         4(b) Warrant dated as of March 23, 1995, entitling Wm. Smith & Co. to purchase up to 10,000 shares of Common Stock.

         4(c) Warrant dated as of March 23, 1995, entitling Craig Gilmore to purchase up to 10,000 shares of Common Stock.

          5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

         23(a)    Consent of Grant Thornton LLP

         23(b) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

         24       Power  of  Attorney   (included  on  signature  page  to  this
                  Registration Statement).


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a.       To file,  during any period in which  offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b.       That,  for the  purpose of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.       To remove  from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Maplewood, State of New Jersey, on this 2nd day of August, 1995.

                                          ALPINE LACE BRANDS, INC.
                                          ------------------------
                                               (Registrant)


                                          By: /s/ Carl T. Wolf
                                              ---------------------------------
                                              Carl T. Wolf, President and Chief
                                              Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl T. Wolf his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                      TITLE                            DATE


/s/ Carl T. Wolf               Chairman of the Board,            August 2, 1995
- -------------------------      President and Chief
    Carl T. Wolf               Executive Officer
                               (principal executive
                               officer) and Director


/s/ Arthur Karmel             Vice President - Finance          August 2, 1995
- ------------------------      (principal financial
    Arthur Karmel             officer and principal
                              accounting officer)


/s/ Marion F. Wolf            Vice President-Food               August 2, 1995
- -----------------------       Service and Director
    Marion F. Wolf


/s/ Richard Cheney            Director                         August 2, 1995
- -----------------------
    Richard Cheney

/s/ Howard M. Lorber          Director                         August 2, 1995
- ----------------------
    Howard M. Lorber


- ----------------------        Director                         August __, 1995
    Richard S. Hickok


- ----------------------        Director                         August __, 1995
    Joseph R. Rosetti



/s/ Stephen Sandove           Director                         August 2, 1995
- ----------------------
    Stephen Sadove


/s/ Marvin Schiller
- ----------------------        Director                         August 2, 1995
    Marvin Schiller